EXHIBIT 5.1

[CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]

June 30, 2016

Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

We have acted as counsel for Fairmount Santrol Holdings Inc. (the “Company”) in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of the sale from time to time of up to $500,000,000 in aggregate of the following securities (collectively, the “Securities”) of the Company:

(i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

(iii) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements between the Company and a warrant agent (the “Warrant Agent”) to be named therein (each, a “Warrant Agreement”); and

(iv) units (the “Units”), which may be issued under one or more unit agreements among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

The Securities may be offered separately or as part of Units, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(i) when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable;

Fairmount Santrol Holdings Inc.

June 30, 2016

(ii) upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, when all other necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable;

(iii) when the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity and the limits of specific performance and injunctive relief (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(v) when the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity and the limits of specific performance and injunctive relief (regardless of whether enforceability is considered in a proceeding in equity or at law).

In connection with the foregoing opinions, we have assumed that, at or prior to the time of the delivery of any such Securities, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) any Warrant Agreement and any Unit Agreement are each valid, binding and enforceable agreement of each party thereto other than the Company; (iii) the Registration Statement shall have become effective under the Securities Act, such effectiveness shall have not been terminated or rescinded and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iv) the Company will remain validly existing as a corporation and in good standing under the laws of the State of Delaware; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Securities.

We have also assumed that the execution, delivery and performance by the Company of any Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited to the laws of the State of Ohio and the General Corporation Law of the State of Delaware.

Fairmount Santrol Holdings Inc.

June 30, 2016

We consent to the filing of this opinion with the Registration Statement and to the use of our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP